EXHIBIT 10.2

                             STOCK OPTION AGREEMENT

      This Stock Option Agreement is made as of April 22, 2006 by and between Lam Liang Corp. (the "Corporation") and Darren R. Stevenson (the "Optionee").

                                    RECITALS

      A. Optionee is a director and an employee of the Corporation. In consideration of Optionee's serving as such, the Corporation's board of directors has agreed to grant stock options to the Optionee to purchase shares of the Corporation's common stock, $0.001 par value per share (the "Common Stock"). The stock options granted herein are not "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

      B. The Corporation is in the process of amending (the "Amendment)" its Articles of Incorporation to (i) change its name to Blacksands Petroleum Inc. and (ii) increase its authorized capitalization to 300,000,000 shares of Common Stock. Upon the approval of the Amendment by the Corporation's shareholders and the filing of the Amendment with the Secretary of State of the State of Nevada (the date of such filing is referred to as the "Effective Date"), the Corporation shall declare a 30 for one stock split in the form of a stock dividend (the "Stock Split"). All provisions of this Agreement assume the effectiveness of the Amendment on the Effective Date and the occurrence of the Stock Split.

NOW THEREFORE, specifically incorporating these recitals herein, it is agreed as follows:

                                    AGREEMENT


SECTION 1
                                GRANT OF OPTIONS

1.1 NUMBER OF SHARES. Subject to the terms and conditions of this Agreement, the Corporation grants to Optionee, Options to purchase from the Corporation 1,000,000 shares (the "Option Shares").

1.2 EXERCISE PRICE. Each Option Share is exercisable, upon vesting, at a price of US$2.00 per share (the "Option Price").

1.3   TERM. The Expiration Date for all Options shall be April 14, 2008.

1.4   VESTING. The Options vest as follows:

      (a) 100,000 shall vest on the Effective Date;

      (b) An additional 200,000 Options shall vest upon the close of a private placement offering of the Corporation's securities resulting in gross proceeds of not less than US$10,000,000;

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      (c) An additional 200,000 Options shall vest on January 1, 2007; and

      (d) An additional 500,000 Options shall vest upon the close of a public or private offering of the Corporation's securities resulting in gross proceeds of not less than US$50,000,000.

1.5 CONDITIONS OF OPTION. The Options may be exercised immediately upon vesting, subject to the terms and conditions as set forth in this Agreement.

                                   SECTION 2
                               EXERCISE OF OPTION

2.1 DATE EXERCISABLE. The Options shall become exercisable by Optionee in accordance with Section 1.4 above.

2.2 MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK. The Options may be exercised by the Optionee, in whole or in part, by giving written notice to the Secretary of the Corporation, setting forth the number of Shares with respect to which Options are being exercised. The purchase price of the Option Shares upon exercise of the Options by the Optionee shall be paid in full in cash.

2.3 STOCK CERTIFICATES. Promptly after any exercise in whole or in part of the Options by Optionee, the Corporation shall deliver to Optionee a certificate or certificates for the number of Shares with respect to which the Options were so exercised, registered in Optionee's name.

                                   SECTION 3
                               NONTRANSFERABILITY

3.1   RESTRICTION. The Options are not transferable by Optionee.

                                   SECTION 4
                   NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE

4.1 Optionee shall not be deemed for any purpose to be a shareholder of Corporation with respect to any shares subject to the Options under this Agreement to which the Options shall not have been exercised.

                                   SECTION 5
                                   ADJUSTMENTS

5.1 NO EFFECT ON CHANGES IN CORPORATION'S CAPITAL STRUCTURE. The existence of the Options shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustments, recapitalization, reorganization, or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Option Shares, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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5.2   ADJUSTMENT TO OPTION SHARES. The Option Shares are subject to adjustment upon recapitalization, reclassification, consolidation, merger, reorganization, stock dividend, reverse or forward stock split and the like. If the Corporation shall be reorganized, consolidated or merged with another corporation, Optionee shall be entitled to receive upon the exercise of the Option the same number and kind of shares of stock or the same amount of property, cash or securities as Optionee would have been entitled to receive upon the happening of any such corporate event as if Optionee had been, immediately prior to such event, the holder of the number of Shares covered by the Option. Notwithstanding the foregoing, no adjustment shall be made to the Option Shares on account of the Stock Split.


                                    SECTION 6
                            TERMINATION OF EMPLOYMENT

6.1 The parties acknowledge that they are parties to an Employment Agreement. If Optionee's employment under the Employment Agreement is terminated for any reason, all non-vested options received by Optionee hereunder will become immediately void and of no further effect as of the date of termination of employment. Further, Optionee may thereafter have 90 days to exercise all vested options following which time all such non-exercised options shall become void and of no further effect.

                                    SECTION 7
                               DISPUTE RESOLUTION

7.1 AMICABLE NEGOTIATIONS. The parties agree that, both during and after the performance of their responsibilities under this Agreement, each of them shall:

      (a) make bona fide efforts to resolve any disputes arising between them by amicable negotiations, and

      (b) provide frank, candid and timely disclosure of all relevant facts, information and documents to facilitate those negotiations.

7.2 EFFICIENT PROCESS. The parties further agree to use their best efforts to conduct any dispute resolution procedures herein as efficiently and cost effectively as possible.

7.3 MEDIATION. The parties agree to attempt to resolve all disputes arising out of or in connection with this contract, or in respect of any defined legal relationship associated with it or from it, by mediated negotiation with the assistance of a neutral person appointed by the British Columbia International Commercial Arbitration Centre administered under its Mediation Rules.

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7.4   ARBITRATION. If the dispute cannot be settled within thirty (30) days after the mediator has been appointed or such lesser or longer period otherwise agreed to in writing by the parties, the dispute shall be referred to and finally resolved by arbitration administered by the British Columbia International Commercial Arbitration Centre, pursuant to its Rules and applying Nevada law.

      In the absence of any written agreement otherwise, the place of arbitration shall be Vancouver, British Columbia.

7.5 ALL DISPUTES. Except where otherwise specified in this Agreement, any and all disputes between or among the parties to this Agreement arising under, out of or in any way relating to this Agreement, including the execution, delivery, validity, enforceability, performance, breach, discharge, interpretation and construction of it will be determined under this section.


                                    SECTION 8
                            MISCELLANEOUS PROVISIONS

8.1 NOTICES. Any notice that a party may be required or permitted to give to the other shall be in writing, and may be delivered personally, by overnight courier or by certified or registered mail, postage prepaid, addressed to the parties at their current principal addresses, or such other address as either party, by notice to the other, may designate in writing from time to time.

8.2 LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

8.3 TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

8.4 ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements between them respecting the subject matter of this Agreement.

8.5 AGREEMENT BINDING. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

8.6 PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

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8.7   FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

8.8 PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

8.9 SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

8.10 DOLLARS. All references to $ or dollars in this Agreement are to the United States dollar.

                            [Signatures on Next Page]



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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LAM LIANG CORP.


By:             /s/ Darren Stevenson
---------------------------------------------
      Name:     Darren Stevenson
      Title:    President

The undersigned Optionee hereby acknowledges receipt of an executed original of this Stock Option Agreement, accepts the Options granted thereunder, and agrees to the terms and conditions thereof.

OPTIONEE


      /s/ Darren Stevenson
--------------------------------------------
Darren R. Stevenson



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                                 LAM LIANG CORP.

                       NOTICE OF EXERCISE OF STOCK OPTION

The undersigned hereby exercises the Stock Options granted by Lam Liang Corp. and seeks to purchase ____________________ shares of Common Stock of the Corporation pursuant to said Options. The undersigned understands that this exercise is subject to all the terms and provisions of the Stock Option Agreement dated as of April 15, 2006.


Enclosed is a check in the sum of $_________________ in payment for such shares.



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Signature of Optionee




Date:
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